Exhibit 21
-434-

Subsidiaries of Illinova Corporation and Illinois Power
Company


                                        State or Jurisdiction
Name                                       of Incorporation
----                                    ---------------------

Illinova Corporation                              Illinois
     Illinois Power Company                       Illinois
          IP Gas Supply Company                   Illinois
          Illinois Power Fuel Company (1)         Illinois
          Electric Energy, Inc. (2)               Illinois
          Illinois Power Capital, L.P. (3)        Delaware
     Illinova Generating Company                  Illinois
          IPG Canfield Co.                        Illinois
          IPG Dominguez Co.                       Illinois
          IPG Eastern, Inc.                       Illinois
          IPG Ferndale, Inc.                      Illinois
          IPG Frederickson, Inc.                  Illinois
          IPG LAP Cogen, Inc.                     Illinois
          IPG Panorama Co.                        Illinois
          IPG Paris, Inc.                         Illinois
          IPG Western, Inc.                       Illinois
          IGC Acquisitions, Inc.                  Cayman Islands
          IGC Brazos, Inc.                        Illinois
          IGC Development Company                 Illinois
          IGC International, Inc.                 Illinois
          IGC Sub Co., Inc.                       Illinois
          White Oak Energy Investors, Inc.        Illinois
          ECI Energy, Ltd. (4)                    Delaware
          North American Energy Services Co. (5)  Washington
          IGC ELCO Partnership, LLC (6)           Cayman Islands
     Illinova Power Marketing, Inc.               Delaware



(1) Illinois Power Company owns 50% of the common stock of Illinois Power Fuel Company.

(2) Illinois Power Company owns 20% of the common stock of EEI.

(3)  Illinois  Power  Company  is  the  general  partner  in
     Illinois Power Capital, L.P., with a 3% equity ownership share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company.

(4) Illinova Generating Company owns 50% of the voting common stock of ECI Energy, Ltd.

(5) Illinova Generating Company owns 50% of the common stock of North American Energy Services Company.

(6)  Illinova   Generating  Company  owns   1%   and   IGC
     International,  Inc.  (a        wholly owned  subsidiary  of
     Illinova  Generating Company) owns 99%              of  ELCO
     Partnership LLC.